UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.02 Results of Operations and Financial Condition

        On April 24, 2007, Provident Financial Holdings, Inc. issued its earnings release for the quarter ended March 31, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

            (c)        Exhibits

            99.1     Earnings Release of Provident Financial Holdings, Inc. dated April 24, 2007.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2007	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/ Craig G. Blunden
Craig G. Blunden
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Donavon P. Ternes
Donavon P. Ternes
Chief Financial Officer
(Principal Financial and Accounting Officer)


EXHIBIT 99.1


3756 Central Avenue	Contacts:
Riverside, CA 92506	Craig G. Blunden, CEO
(951) 686 - 6060	Donavon P. Ternes, CFO

PROVIDENT FINANCIAL HOLDINGS
REPORTS THIRD QUARTER EARNINGS

Preferred Loans Increase to 39% of Loans Held for Investment

Sequential Quarter Deposit Growth of 6% or $56 Million

        Riverside, Calif. - April 24, 2007 - Provident Financial Holdings, Inc. ("Company"), NASDAQ GSM: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced third quarter earnings for the fiscal year ending June 30, 2007.

        For the quarter ended March 31, 2007, the Company reported net income of $2.54 million, or $0.39 per diluted share (on 6.51 million weighted-average shares outstanding), compared to net income of $3.40 million, or $0.49 per diluted share (on 6.88 million weighted-average shares outstanding), in the comparable period a year ago. The decrease in weighted-average shares outstanding primarily reflects repurchases of stock through the Company's stock repurchase programs. The decline in net income in the quarter ended March 31, 2007 was primarily attributable to a decrease in net interest income, a decrease in gain on sale of loans and an increase in compensation expense.

        "The operating environment for community banks and thrifts remains very challenging," said Craig G. Blunden, Chairman, President and Chief Executive Officer of the Company. "The slightly inverted yield curve and highly competitive loan and deposit pricing implies ongoing pressure to net interest margins."


        Mr. Blunden went on to say, "The mortgage banking environment has changed dramatically since the collapse of the sub-prime market and increased regulatory scrutiny of non-traditional mortgage products, resulting in poorer loan sale execution. It may take another three to six months for the mortgage banking environment to stabilize."

        Return on average assets for the third quarter of fiscal 2007 was 0.58 percent, compared to 0.89 percent for the same period of fiscal 2006. Return on average stockholders' equity for the third quarter of fiscal 2007 was 7.60 percent, compared to 10.17 percent for the comparable period of fiscal 2006.

        On a sequential quarter basis, net income for the third quarter of fiscal 2007 increased by $1.04 million, or 70 percent, to $2.54 million from $1.50 million in the second quarter of fiscal 2007; and diluted earnings per share increased $0.17, or 77 percent, to $0.39 from $0.22 in the second quarter of fiscal 2007. Return on average assets increased 23 basis points to 0.58 percent for the third quarter of fiscal 2007 from 0.35 percent in the second quarter of fiscal 2007 and return on average equity for the third quarter of fiscal 2007 was 7.60 percent, compared to 4.40 percent for the second quarter of fiscal 2007.

        For the nine months ended March 31, 2007, net income was $9.29 million, a decrease of 44 percent from net income of $16.72 million for the comparable period ended March 31, 2006; and diluted earnings per share for the nine months ended March 31, 2007 decreased $1.03, or 42 percent, to $1.40 from $2.43 for the comparable period last year. The decrease in net income for the nine months ended March 31, 2007 was primarily attributable to the specific loan loss reserve of $2.46 million (approximately $1.43 million net of statutory taxes) on 23 individual construction loans recognized in the


quarter ended December 31, 2006 and the $6.28 million gain on sale of real estate (approximately $3.64 million net of statutory taxes) recognized in the quarter ended December 31, 2005 (not replicated in fiscal 2007). Return on average assets for the nine months ended March 31, 2007 decreased 68 basis points to 0.73 percent from 1.41 percent for the nine-month period a year earlier. Return on average stockholders' equity for the nine months ended March 31, 2007 was 9.12 percent, compared to 17.28 percent for the nine-month period a year earlier.

        Net interest income before provision for loan losses decreased by $524,000, or five percent, to $10.67 million in the third quarter of fiscal 2007 from $11.19 million for the same period in fiscal 2006. Non-interest income decreased $539,000, or 13 percent, to $3.68 million in the third quarter of fiscal 2007 from $4.22 million in the comparable period of fiscal 2006. Non-interest expense increased $550,000, or seven percent, to $8.59 million in the third quarter of fiscal 2007 from $8.04 million in the comparable period in fiscal 2006.

        The average balance of loans outstanding increased by $234.9 million to $1.49 billion in the third quarter of fiscal 2007 from $1.26 billion in the same quarter of fiscal 2006, and the average yield increased by 25 basis points to 6.36 percent in the third quarter of fiscal 2007 from an average yield of 6.11 percent in the same quarter of fiscal 2006. The increase in the average loan yield was primarily attributable to higher interest rates on newly originated loans and the repricing of existing adjustable rate loans in the loans held for investment portfolio. Total loans originated for investment in the third quarter of fiscal 2007 were $79.8 million (including $29.3 million of loans purchased for investment), which consisted primarily of single-family, multi-family and commercial


real estate. This compares to total loans originated for investment of $146.5 million (including $63.0 million of loans purchased for investment) in the third quarter of fiscal 2006. The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) increased by $156.5 million, or 40 percent, to $547.2 million at March 31, 2007 from $390.7 million at March 31, 2006. The ratio of preferred loans to total loans held for investment increased to 39 percent at March 31, 2007 compared to 32 percent at March 31, 2006. Loan prepayments in the third quarter of fiscal 2007 were $97.3 million, compared to $107.3 million in the same quarter of fiscal 2006.

        Average deposits increased by $40.3 million to $955.3 million and the average cost of deposits increased by 102 basis points to 3.42 percent in the third quarter of fiscal 2007, compared to an average balance of $915.0 million and an average cost of 2.40 percent in the same quarter last year. Transaction account balances (core deposits) decreased by $66.2 million, or 15 percent, to $364.9 million at March 31, 2007 from $431.1 million at March 31, 2006. The decrease is primarily attributable to a $46.7 million, or 23 percent, decline in savings account balances. Time deposits increased by $116.6 million, or 23 percent, to $617.7 million at March 31, 2007 as compared to $501.1 million at March 31, 2006. The increase in time deposits is primarily attributable to the Company's time deposit marketing campaigns and depositors switching from savings deposits to time deposits.

        The average balance of borrowings, which primarily consists of Federal Home Loan Bank ("FHLB") of San Francisco advances, increased $179.3 million to $636.1 million and the average cost of advances increased 48 basis points to 4.74 percent in the


third quarter of fiscal 2007, compared to an average balance of $456.8 million and an average cost of 4.26 percent in the same quarter of fiscal 2006. The increase in the average cost of borrowings was primarily the result of higher interest rates on short-term advances.

        The net interest margin during the third quarter of fiscal 2007 decreased 50 basis points to 2.50 percent from 3.00 percent during the same quarter last year. On a sequential quarter basis, the net interest margin in the third quarter of fiscal 2007 decreased one basis point from 2.51 percent in the second quarter of fiscal 2007.

        During the third quarter of fiscal 2007, the Company recorded a loan loss provision of $1.19 million, down $116,000, or nine percent, from $1.30 million during the same period of fiscal 2006. The loan loss provision in the third quarter of fiscal 2007 was primarily attributable to a $14.0 million sequential quarter increase in preferred loans held for investment, a $361,000 specific loan loss reserve established on eight non-performing loans and an increase in classified assets. Classified assets at March 31, 2007 were $38.5 million, comprised of $12.7 million in the special mention category and $25.8 million in the substandard category. Classified assets increased by $19.4 million from December 31, 2006 when classified assets were $19.1 million, comprised of $3.0 million in the special mention category and $16.1 million in the substandard category.

        Non-performing assets increased to $14.7 million, or 0.83 percent of total assets, at March 31, 2007, compared to $13.7 million, or 0.78 percent of total assets at December 31, 2006 and $1.5 million, or 0.10 percent of total assets, at March 31, 2006. The non-performing assets at March 31, 2007 were comprised of 15 single-family loans ($6.2 million), one commercial real estate loan ($2.1 million), 23 construction loans ($2.5


million), 13 single-family loans repurchased from, or unable to sell to, investors ($3.0 million) and three single-family properties acquired in the settlement of loans ($932,000).

        The allowance for loan losses was $15.7 million at March 31, 2007, or 1.12 percent of gross loans held for investment, compared to $10.6 million, or 0.87 percent of gross loans held for investment at March 31, 2006. The allowance for loan losses at March 31, 2007 includes $3.2 million of specific loan loss reserves, compared to $239,000 of specific loan loss reserves at March 31, 2006. Management believes that the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment.

        The decrease in non-interest income in the third quarter of fiscal 2007 compared to the same period of fiscal 2006 was primarily the result of a decrease in the gain on sale of loans. The gain on sale of loans declined by $349,000, or 13 percent, to $2.31 million for the quarter ended March 31, 2007 from $2.66 million in the comparable quarter last year. The average loan sale margin for mortgage banking was 71 basis points for the quarter ended March 31, 2007, down 30 basis points from 101 basis points in the comparable quarter last year. The decrease in the loan sale margin was primarily attributable to the more competitive mortgage banking environment and the recent volatility in the secondary market caused by the well-publicized collapse of the sub-prime loan market.

        The volume of loans originated for sale increased to $306.2 million in the third quarter of fiscal 2007 from $254.4 million during the same period last year. Total loan originations (including loans originated for investment, loans purchased for investment and loans originated for sale) were $386.0 million in the third quarter of fiscal 2007, a


decrease of $15.0 million, or four percent, from $401.0 million in the same quarter of fiscal 2006. The decrease in loan originations was primarily attributable to a decrease in loans purchased for investment.

        In the third quarter of fiscal 2007, the fair-value adjustment of derivative financial instruments pursuant to Statement of Financial Accounting Standards ("SFAS") No. 133 on the Consolidated Statements of Operations was a gain of $133,000, compared to a loss of $54,000 in the same period last year. The fair-value adjustment for SFAS No. 133 is derived from changes in the market value of commitments to extend credit on loans to be held for sale, forward loan sale agreements and option contracts. The SFAS No. 133 adjustment is relatively volatile and results in timing differences in the recognition of income, which may have an adverse impact on future earnings.

        The increase in non-interest expense was primarily the result of an increase in compensation expense, the result of lower deferred compensation attributable to the application of SFAS No. 91, which was partly offset by lower incentive compensation expenses. On July 1, 2006, the Bank lowered the SFAS No. 91 deferred compensation allocated to each loan originated after completing the annual review and analysis of SFAS No. 91.

        The Company's efficiency ratio increased to 60 percent in the third quarter of fiscal 2007 from 52 percent in the third quarter of fiscal 2006.

        The effective income tax rate for the third quarter of fiscal 2007 was 44.5 percent, as compared to 43.9 percent in the same quarter last year. The Company believes that the effective income tax rate applied in the third quarter of fiscal 2007 reflects its current income tax obligations.


        The Company repurchased 194,580 shares of its common stock during the quarter ended March 31, 2007 at an average cost of $27.62 per share. During the quarter, the Company completed the May 2006 Stock Repurchase Program and repurchased 49 percent of the shares authorized by the January 2007 Stock Repurchase Program, leaving 168,491 shares available for future repurchase activity.

        The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire). Provident Bank Mortgage operates 13 loan production offices located throughout Southern California and one loan production office located in Northern California.

        The Company will host a conference call for institutional investors and bank analysts on Wednesday, April 25, 2007 at 9:00 a.m. (Pacific Time) to discuss its financial results. The conference call can be accessed by dialing (800) 288-8967 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Wednesday, May 2, 2007 by dialing (800) 475-6701 and referencing access code number 869379.

        For more financial information about the Company please visit the website at www.myprovident.com and click on the "Investor Relations" section.


Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2006.


PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - Dollars In Thousands)

	March 31, 2007	June 30, 2006

Assets
Cash and due from banks	$ 12,468	$ 13,558
Federal funds sold	3,800	2,800
Cash and cash equivalents	16,268	16,358

Investment securities - held to maturity
(fair value $27,741 and $49,914, respectively)	28,031	51,031
Investment securities - available for sale at fair value	137,009	126,158
Loans held for investment, net of allowance for loan losses of
$15,737 and $10,307, respectively	1,390,457	1,262,997
Loans held for sale, at lower of cost or market	34,854	4,713
Receivable from sale of loans	94,500	99,930
Accrued interest receivable	7,785	6,774
Real estate held for investment, net	-	653
Real estate owned, net	932	-
FHLB - San Francisco stock	43,314	37,585
Premises and equipment, net	6,946	6,860
Prepaid expenses and other assets	9,938	9,411

Total assets	$ 1,770,034	$ 1,622,470

Liabilities and Stockholders' Equity
Liabilities:
Non interest-bearing deposits	$ 46,990	$ 48,776
Interest-bearing deposits	935,567	868,806
Total deposits	982,557	917,582

Borrowings	636,933	546,211
Accounts payable, accrued interest and other liabilities	18,956	22,467
Total liabilities	1,638,446	1,486,260

Stockholders' equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value (15,000,000 shares authorized; 12,426,922 and 12,376,972 shares issued, respectively; 6,543,993 and 6,991,842 shares outstanding, respectively)

	124	124
Additional paid-in capital	68,849	66,798
Retained earnings	148,688	142,867
Treasury stock at cost (5,882,929 and 5,385,130 shares, respectively)
	(86,507)	(72,524)
Unearned stock compensation	(289)	(644)
Accumulated other comprehensive income (loss), net of tax	723	(411)

Total stockholders' equity	131,588	136,210

Total liabilities and stockholders' equity	$ 1,770,034	$ 1,622,470


PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended March 31,		Nine Months Ended March 31,

	2007	2006	2007	2006
Interest income:
Loans receivable, net	$ 23,725	$ 19,214	$ 68,684	$ 57,250
Investment securities	1,828	1,676	5,381	5,214
FHLB - San Francisco stock	597	483	1,704	1,345
Interest-earning deposits	14	33	51	126
Total interest income	26,164	21,406	75,820	63,935

Interest expense:
Checking and money market deposits	369	310	1,066	908
Savings deposits	724	741	2,039	2,483
Time deposits	6,963	4,361	19,227	12,450
Borrowings	7,441	4,803	21,562	14,967
Total interest expense	15,497	10,215	43,894	30,808

Net interest income, before provision for loan losses	10,667	11,191	31,926	33,127
Provision for loan losses	1,185	1,301	5,568	1,339
Net interest income, after provision for loan losses	9,482	9,890	26,358	31,788

Non-interest income:
Loan servicing and other fees	462	503	1,426	1,937
Gain on sale of loans, net	2,306	2,655	8,717	10,404
Deposit account fees	525	542	1,557	1,586
Gain on sale of real estate	18	52	2,358	6,335
Other	368	466	1,289	1,322
Total non-interest income	3,679	4,218	15,347	21,584

Non-interest expense:
Salaries and employee benefits	5,641	5,105	16,416	15,286
Premises and occupancy	801	655	2,330	2,166
Equipment	444	439	1,221	1,244
Professional expenses	305	354	847	991
Sales and marketing expenses	247	242	724	716
Other	1,154	1,247	3,529	3,561
Total non-interest expense	8,592	8,042	25,067	23,964

Income before taxes	4,569	6,066	16,638	29,408
Provision for income taxes	2,031	2,666	7,347	12,692
Net income	$ 2,538	$ 3,400	$ 9,291	$ 16,716

Basic earnings per share	$ 0.40	$ 0.51	$ 1.42	$ 2.54
Diluted earnings per share	$ 0.39	$ 0.49	$ 1.40	$ 2.43
Cash dividends per share	$ 0.18	$ 0.15	$ 0.51	$ 0.43


PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition - Sequential Quarter (Unaudited - Dollars In Thousands)

	March 31, 2007	December 31, 2006

Assets
Cash and due from banks	$ 12,468	$ 17,891
Federal funds sold	3,800	4,100
Cash and cash equivalents	16,268	21,991

Investment securities - held to maturity
(fair value $27,741 and $37,570, respectively)	28,031	38,031
Investment securities - available for sale at fair value	137,009	143,496
Loans held for investment, net of allowance for loan losses of
$15,737 and $14,555, respectively	1,390,457	1,389,858
Loans held for sale, at lower of cost or market	34,854	8,579
Receivable from sale of loans	94,500	101,392
Accrued interest receivable	7,785	7,855
Real estate owned, net	932	720
FHLB - San Francisco stock	43,314	42,707
Premises and equipment, net	6,946	6,900
Prepaid expenses and other assets	9,938	8,816

Total assets	$ 1,770,034	$ 1,770,345

Liabilities and Stockholders' Equity
Liabilities:
Non interest-bearing deposits	$ 46,990	$ 43,993
Interest-bearing deposits	935,567	882,878
Total deposits	982,557	926,871

Borrowings	636,933	689,443
Accounts payable, accrued interest and other liabilities	18,956	20,173
Total liabilities	1,638,446	1,636,487

Stockholders' equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value (15,000,000 shares authorized; 12,426,922 and 12,385,372 shares issued, respectively; 6,543,993 and 6,697,023 shares outstanding, respectively)

	124	124
Additional paid-in capital	68,849	67,988
Retained earnings	148,688	147,353
Treasury stock at cost (5,882,929 and 5,688,349 shares, respectively)
	(86,507)	(81,677)
Unearned stock compensation	(289)	(403)
Accumulated other comprehensive income, net of tax	723	473

Total stockholders' equity	131,588	133,858

Total liabilities and stockholders' equity	$ 1,770,034	$ 1,770,345


PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations - Sequential Quarter (Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended
	March 31,	December 31,
	2007	2006
Interest income:
Loans receivable, net	$ 23,725	$ 23,001
Investment securities	1,828	1,857
FHLB - San Francisco stock	597	593
Interest-earning deposits	14	18
Total interest income	26,164	25,469

Interest expense:
Checking and money market deposits	369	361
Savings deposits	724	671
Time deposits	6,963	6,437
Borrowings	7,441	7,497
Total interest expense	15,497	14,966

Net interest income, before provision for loan losses	10,667	10,503
Provision for loan losses	1,185	3,746
Net interest income, after provision for loan losses	9,482	6,757

Non-interest income:
Loan servicing and other fees	462	488
Gain on sale of loans, net	2,306	2,919
Deposit account fees	525	510
Gain on sale of real estate, net	18	27
Other	368	330
Total non-interest income	3,679	4,274

Non-interest expense:
Salaries and employee benefits	5,641	5,359
Premises and occupancy	801	745
Equipment	444	384
Professional expenses	305	278
Sales and marketing expenses	247	216
Other	1,154	1,259
Total non-interest expense	8,592	8,241

Income before taxes	4,569	2,790
Provision for income taxes	2,031	1,295
Net income	$ 2,538	$ 1,495

Basic earnings per share	$ 0.40	$ 0.23
Diluted earnings per share	$ 0.39	$ 0.22
Cash dividends per share	$ 0.18	$ 0.18


PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information )

	Quarter Ended March 31,		Nine Months Ended March 31,
	2007	2006	2007	2006
SELECTED FINANCIAL RATIOS:
Return on average assets	0.58%	0.89%	0.73%	1.41%
Return on average stockholders' equity	7.60%	10.17%	9.12%	17.28%
Stockholders' equity to total assets	7.43%	8.76%	7.43%	8.76%
Net interest spread	2.18%	2.71%	2.29%	2.68%
Net interest margin	2.50%	3.00%	2.56%	2.89%
Efficiency ratio	59.89%	52.19%	53.03%	43.80%
Average interest-earning assets to average
interest-bearing liabilities	107.37%	108.92%	107.95%	108.04%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.40	$ 0.51	$ 1.42	$ 2.54
Diluted earnings per share	$ 0.39	$ 0.49	$ 1.40	$ 2.43
Book value per share	$ 20.11	$ 19.31	$ 20.11	$ 19.31
Shares used for basic EPS computation	6,392,172	6,644,639	6,523,556	6,591,691
Shares used for diluted EPS computation	6,506,369	6,881,384	6,648,504	6,882,974
Total shares issued and outstanding	6,543,993	7,089,006	6,543,993	7,089,006

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	0.99%	0.13%
Non-performing assets to total assets	0.83%	0.10%
Allowance for loan losses to non-performing loans	114.47%	681.34%
Allowance for loan losses to gross loans held for
investment	1.12%	0.87%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	7.15%	8.24%
Tier 1 (core) capital ratio	7.15%	8.24%
Total risk-based capital ratio	11.65%	14.12%
Tier 1 risk-based capital ratio	10.55%	13.01%

LOANS ORIGINATED FOR SALE:
Retail originations	$ 77,669	$ 77,054	$ 237,102	$ 297,538
Wholesale originations	228,523	177,395	701,021	648,568
Total loans originated for sale	$ 306,192	$ 254,449	$ 938,123	$ 946,106

LOANS SOLD:
Servicing released	$ 273,382	$ 254,985	$ 899,253	$ 952,740
Servicing retained	446	3,213	2,629	17,707
Total loans sold	$ 273,828	$ 258,198	$ 901,882	$ 970,447


PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)

(Dollars in Thousands)	As of March 31,
	2007		2006
INVESTMENT SECURITIES:	Balance	Rate	Balance	Rate
Held to maturity:
U.S. government sponsored enterprise debt securities	$ 28,029	3.05%	$ 51,027	2.83%
U.S. government agency mortgage-backed securities ("MBS")	2	8.97	3	9.35
Certificates of deposit	-	-	100	4.00
Total investment securities held to maturity	28,031	3.05	51,130	2.83

Available for sale (at fair value):
U.S. government sponsored enterprise debt securities	14,650	3.08	24,221	2.86
U.S. government agency MBS	50,144	4.68	41,421	4.09
U.S. government sponsored enterprise MBS	66,465	5.01	66,784	4.03
Private issue collateralized mortgage obligations	4,882	4.28	5,784	3.64
Freddie Mac common stock	357		366
Fannie Mae common stock	21		20
Other common stock	490		539
Total investment securities available for sale	137,009	4.63	139,135	3.80
Total investment securities	$ 165,040	4.36%	$ 190,265	3.54%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 846,132	5.86%	$ 809,132	5.59%
Multi-family (5 or more units)	337,430	6.69	175,629	6.12
Commercial real estate	151,531	7.17	130,347	6.85
Construction	80,350	9.35	145,134	8.73
Commercial business	11,742	8.52	13,571	8.26
Consumer	472	12.49	741	10.13
Other	9,663	9.96	20,902	9.18
Total loans held for investment	1,437,320	6.44%	1,295,456	6.23%

Undisbursed loan funds	(36,573)		(82,669)
Deferred loan costs	5,447		2,857
Allowance for loan losses	(15,737)		(10,554)
Total loans held for investment, net	$1,390,457		$1,205,090

Purchased loans serviced by others included above	$ 170,223	6.92%	$ 106,090	6.93%

DEPOSITS:
Checking accounts - non interest-bearing	$ 46,991	-%	$ 53,913	-%
Checking accounts - interest-bearing	129,531	0.76	135,833	0.65
Savings accounts	160,239	1.91	206,896	1.39
Money market accounts	28,093	1.98	34,446	1.21
Time deposits	617,703	4.81	501,135	3.95
Total deposits	$ 982,557	3.49%	$ 932,223	2.57%

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.


PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)

	As of March 31,
	2007		2006
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 31,000	5.48%	$ 76,000	4.91%
Six months or less	257,150	4.99	15,000	3.17
Over six to twelve months	52,000	4.27	10,000	2.60
Over one to two years	70,000	3.94	87,000	3.73
Over two to three years	52,000	3.98	55,000	3.56
Over three to four years	93,000	4.88	52,000	3.98
Over four to five years	60,000	4.75	93,000	4.88
Over five years	21,783	4.68	81,819	4.73
Total borrowings	$ 636,933	4.71%	$ 469,819	4.29%

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$ 1,492,046	$ 1,257,084	$ 1,441,320	$ 1,277,199
Investment securities	172,503	195,457	180,112	208,972
FHLB - San Francisco stock	43,004	38,638	40,889	38,397
Interest-earning deposits	1,099	3,089	1,306	4,472
Total interest-earning assets	$ 1,708,652	$ 1,494,268	$1,663,627	$ 1,529,040

Deposits	$ 955,313	$ 915,042	$ 928,222	$ 935,781
Borrowings	636,073	456,809	612,833	479,508
Total interest-bearing liabilities	$1,591,386	$ 1,371,851	$1,541,055	$ 1,415,289

	Quarter Ended		Nine Months Ended
	March 31,		March 31,
	2007	2006	2007	2006
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	6.36%	6.11%	6.35%	5.98%
Investment securities	4.24%	3.43%	3.98%	3.33%
FHLB - San Francisco stock	5.55%	5.00%	5.56%	4.67%
Interest-earning deposits	5.10%	4.27%	5.21%	3.76%
Total interest-earning assets	6.13%	5.73%	6.08%	5.58%

Deposits	3.42%	2.40%	3.20%	2.26%
Borrowings	4.74%	4.26%	4.69%	4.16%
Total interest-bearing liabilities	3.95%	3.02%	3.79%	2.90%

(1)    Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.